UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 12 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 12, 2002

                          Commission File Number 1-6227

                          LEE ENTERPRISES, INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                                          42-0823980
--------------------------------------------------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    -----------------------------------------
                    (Address of Principal Executive Offices)

                                 (563) 383-2100
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 5.  OTHER EVENTS
         ------------

On the evening of February 11, 2002, the Registrant entered into an agreement to acquire all of the outstanding stock of Howard Publications, Inc. ("Howard"). Howard publishes, directly or through its 50%-owned subsidiary, Sioux City Newspapers, Inc., 16 daily newspapers.

The transaction is valued at $694 million. Lee Enterprises has agreed to pay $749 million for 100% of the stock of Howard, which is effectively reduced by cash retained by Lee and other adjustments totaling $55 million. The transaction is subject to various conditions, including Hart-Scott-Rodino clearance and other customary contingencies for a transaction of this nature. The transaction is anticipated to be completed within 90 days.

In connection with the announcement of the transaction, the Registrant issued the following news release.

               Lee Enterprises will buy 16 newspapers from Howard

         $694 million deal brings circulation to 1.1 million and raises number of dailies to 44

DAVENPORT, Iowa (Feb. 12, 2002)-- Lee Enterprises, Incorporated (NYSE: LEE), announced today it has reached a definitive agreement to acquire Howard Publications, a family-owned company of 16 daily newspapers.

The transaction, valued at $694 million, will be paid for with $440 million in cash and new bank borrowing. The purchase is expected to be accretive to earnings per share by approximately 15 cents in the first full fiscal year, beginning Oct. 1, 2002.

Howard newspapers have total daily circulation of 479,000 and include the North County Times in Oceanside and Escondido, California (89,000 daily circulation), The Times of northwest Indiana (88,000) and the Waterloo Courier in Iowa (44,000).

Others include Wyoming's largest newspaper, the Star-Tribune in Casper; The Times-News in Twin Falls, Idaho, near the Sun Valley ski resort area, and The Post-Star in Glens Falls, N.Y. The purchase includes Howard's half-interest in the Sioux City Journal in Iowa.

With the acquisition, Lee will own 38 daily newspapers and have a joint interest in six others, with total circulation of 1.1 million daily and 1.2 million Sunday in 18 states.

Mary Junck, Lee Enterprises chief executive officer, said the purchase fulfills a strategy announced two years ago when Lee decided to sell its television stations in order to expand in newspapers.

"The Howard newspapers fit precisely with our core strategy of buying midsize newspapers in good markets," she said. "As we've said repeatedly, we believe that publishing newspapers in these size markets is a wonderful business, one that we have proven we know how to do well. Buying Howard will further strengthen our standing as the pre-eminent newspaper group serving midsize markets."

William E. Howard of Howard Publications said the family initially approached Lee. "When we decided it was time to sell our newspapers, we identified Lee as the best possible operator with the keenest understanding of the kind of community newspapering we do," he said. "I'm confident that Lee will make our newspapers more successful and provide more career opportunities for our employees."

Junck said Lee plans to add value and increase profitability at the Howard newspapers through more aggressive sales of advertising and newspapers, the launch of niche publications, and expansion of online services, such as classified advertising programs and special sections. She said cost savings include central purchasing of newsprint and reductions in corporate overhead. Underpinning all of those efforts, she added, are "our strong local news products that serve communities well."

 "Lee has a talented management team with a great track record," Junck said. "We've proven in the past 18 months that we're among the best in our industry at driving advertising revenue and circulation sales, even in an adverse economic climate. We've gained a lot of experience in sales management and tactics, specifically tailored to midsize markets, and believe that through training, managing, benchmarking and incenting, we can drive more revenue and readers to Howard newspapers and their websites. At the same time, we're impressed with numerous innovative selling and sales management tactics Howard has successfully executed, and we're eager to move those to Lee."

Junck said Lee has agreed to pay $749 million in cash for 100 percent of the stock of Howard Publications, which, with adjustments including $50 million of cash on the Howard balance sheet, results in an effective purchase price of $694 million. The transaction values Howard at about 12.3 x EBITDA*, for the 12 months ended April 2000, Howard's most recent pre-recession year, and at about
14.1 x Howard's fiscal 2001 EBITDA. After projected cost and revenue synergies, the transaction values Howard at about 11.5 x anticipated EBITDA for Lee's fiscal year ending Sept. 30, 2003. The purchase is expected to be neutral to earnings per share in the current fiscal year, exclusive of transition costs of $5 million, and accretive thereafter.

"Owning Howard is an exciting opportunity. The chance to buy 16 successful newspapers at once doesn't come along very often," Junck said. "Obviously, this shows how the Howard family views Lee's track record and management of newspaper people."

She and William Howard said that because of similar cultures, operations and market sizes, they expect the transition to be quick and efficient with little disruption. With the addition of Howard's 2,400 employees, Lee will have about 7,200.

The sale is subject to applicable governmental approvals, with closing expected in the second calendar quarter. The boards of directors of both companies have given unanimous approval.

Here is the complete list of Howard newspapers: North County Times, Oceanside and Escondido, Calif; The Times, Munster, Ind.; Sioux City Journal, Sioux City, Iowa (jointly owned with Hagadone Corporation); Waterloo Courier, Waterloo, Iowa; The Post-Star, Glens Falls, N.Y.; Casper Star-Tribune, Casper, Wyo.; The Times-News, Twin Falls, Idaho; The Daily News, Longview, Wash.; The Times and Democrat, Orangeburg, S.C.; The Journal-Standard, Freeport, Ill.; The Sentinel, Carlisle, Pa.; The Leader, Corning, N.Y.; The Citizen, Auburn, N.Y.; the Journal Gazette, Mattoon, Ill.; The Ledger-Independent, Maysville, Ky.; and the Times-Courier, Charleston, Ill.

Lee Enterprises is based in Davenport, Iowa. It currently owns 23 daily newspapers and a joint interest in five others. Newspapers include those in Madison, Wisconsin; Lincoln, Nebraska; Billings, Montana; and Davenport, Iowa. Lee also owns more than 100 weekly newspapers, shoppers and specialty publications, along with associated online services. Its stock is traded on the New York Stock Exchange under the symbol LEE.

More information about Lee Enterprises and the Howard acquisition is available at www.lee.net, including a press kit with maps, photos and market profiles of the Howard papers

================================================================================
An audio webcast discussing details of acquisition will be broadcast at 8 a.m. CST today at www.lee.net. The presentation also will be accessible through a limited number of listen-only phone lines at 1-800-340-5809. Those who wish to listen to the presentation live should connect by 7:45 a.m. CST.
 Both the webcast and a recording of the call will be available for replay by about 10 a.m. CST. The wedcast replay may be accessed at www.lee.net.
  The phone replay may be accessed at 1-800-633-8284 or 1-858-812-6440, with an access code of 20344884.

================================================================================

*EBITDA means earnings before interest, taxes, depreciation and amortization.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends, and other uncertainties are changes in advertising demand, newsprint prices, interest rates, regulatory rulings and other results of operations or financial condition. The words "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Lee Enterprises contacts

Dan Hayes, Director of Communications, dan.hayes@lee.net, (563) 383-2163. Carl Schmidt, Vice President, Chief Financial Officer and Treasurer, (563) 383-2100.

Additional contacts

The Dilenschneider Group, (212) 922-0900.
   Steven Yahn, print media, Ext. 115.
   Leo Murray, broadcast media, Ext. 161.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LEE ENTERPRISES, INCORPORATED



Date:  February 12, 2002                /s/ Carl G. Schmidt
                                        ----------------------------------------
                                        Carl G. Schmidt
                                        Vice President, Chief Financial Officer,
                                        and Treasurer